UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2003

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206)701-2000
Registrant’s facsimile number, including area code:	(206)701-2500

None

(Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     The following individuals have entered into Rule 10b5-1 plans:

     Lori Kaiser, Vice President: her plan covers the sale of up to 16,000 shares of common stock from September 2003 through April 2004. The sales are dependent upon and subject to market prices and conditions. The proceeds will be used to diversify investments.

     Burton J. Smith, Director and Chief Scientist: his plan covers the sale from 2,000 to a maximum of 201,548 shares of common stock from September 2003 through July 2004. The sales are dependent upon and subject to market prices conditions. The proceeds will be used to diversify investments and exercise Company stock options, holding the underlying shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson Vice President – Legal Affairs

September 5, 2003

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